Exhibit 10.24

Prepared by and return to:

Fairfield Resorts, Inc.

Legal Department

8427 South Park Circle, #500

Orlando, Florida 32819

SECOND AMENDMENT TO THE

AMENDED AND RESTATED FAIRSHARE VACATION

PLAN USE MANAGEMENT TRUST AGREEMENT

This Second Amendment to the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement (this “Amendment”) is made as of this 19th day of February, 2003 by and between the Fairshare Vacation Owners Association, an Arkansas nonprofit corporation (the “Trustee”) and Fairfield Resorts, Inc., a Delaware corporation (“Fairfield”), formerly known as Fairfield Communities, Inc., which name was changed by Certificate of Amendment to the Fairfield Communities, Inc. Certificate of Incorporation filed with the Secretary of State for Delaware on the 26th day of June 2001.

WITNESSETH THAT:

WHEREAS, the Amended and Restated FairShare Vacation Plan Use Management Trust Agreement (the “Trust Agreement”) was created to secure for the beneficiaries their respective rights and interests as set forth in the Trust Agreement;

WHEREAS, the Trustee is the entity responsible for the duties and obligations set forth in the Trust Agreement;

WHEREAS, the Trustee has determined, after thorough consideration and analysis, that the Trust Agreement requires amending (i) to reflect the change in the name of Fairfield Communities, Inc., (ii) to alter the language in Article XI, Section 11.10 (b), because Fairfield has been owned since April 2, 2001 by Cendant Vacation Holdco, Inc., a subsidiary of Cendant Corporation (“Cendant”), which is the parent company of Resort Condominiums International, LLC (“RCI”), (iii) to add a new section to Article XI to reflect enhancements made to the Plan, (iv) to modify Article XII to clarify transfer requirements, and (v) to modify Article XIII to clarify voting designation rights; and

WHEREAS, the parties hereto desire to modify the terms of the Trust Agreement as set forth in this Amendment pursuant to Section 14.05 of said Trust Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually agree as follows:

1. Effective October 2, 2001, the third (3rd) and fourth (4th) lines in the first paragraph on page 1, following the heading AMENDED AND RESTATED FAIRSHARE VACATION PLAN USE MANAGEMENT TRUST AGREEMENT, are

amended by changing the name Fairfield Communities, Inc. to read Fairfield Resorts, Inc. and after “Fairfield Resorts, Inc., a Delaware corporation”, in the third (3rd) line is added the parenthetical word (“Fairfield”).

2. Effective October 2, 2001, the Trust Agreement is amended by changing the name of Fairfield Communities, Inc. in all instances in the Trust Agreement, to read Fairfield Resorts, Inc. Further, Section 1.10 is deleted in its entirety and the following substituted in lieu thereof:

Section 1.10 “Fairfield” means Fairfield Resorts, Inc., a Delaware corporation, formerly known as Fairfield Communities, Inc., Fairfield Myrtle Beach, Inc., a Delaware corporation, and such other subsidiaries of Fairfield Resorts, Inc. that may from time to time desire to subject property to this Trust in accordance with the terms and conditions set forth herein. Fairfield Resorts, Inc. is the successor by merger to Fairfield Harbor, Inc., Fairfield in the Carolina’s, Inc., Fairfield Ocean Ridge, Inc., Fairfield Pagosa, Inc., Fairfield Plantation, Inc., Fairfield Williamsburg, Inc., and Fairfield Ventura, Inc.

3. Effective April 2, 2002, Article XI is amended by changing the period at the end of the fourth (4th) sentence in Section 11.10(b) to a comma and by adding the following language:

… other than Resort Condominiums International, LLC (“RCI”), which is a subsidiary of Cendant Corporation, the parent company of Fairfield.

4. Article XI is amended by adding the following new provision as Section 11.11:

Section 11.11 Priority Reservation Rights. The Trustee may establish different rules and reservation rights for Members based upon (a) levels of Points owned, or (b) the location of the Accommodations purchased by a Member, or (c) any other criteria determined by Trustee. Such rules and reservation rights, including priorities, fees, reservation periods, and other policies, guidelines and restrictions shall be set forth in the Directory.

5. Article XII is amended by changing the period at the end of the fourth (4th) sentence in Section 12.01 to a comma and by adding the following language to the end of the fourth (4th) sentence in Section 12.01:

. . . and/or the terms and conditions of the Member’s Assignment Agreement prohibit the sale, conveyance or transfer of the Membership to persons other than Fairfield.

6. Article XIII is amended by deleting the second sentence of Section 13.02 in its entirety and substituting the following in lieu thereof:

Where allowed by law, each Member (with the exception, unless otherwise agreed between the Trustee and the respective POA, of those Members owning Accommodations at Resorts which have not been developed by Fairfield, either as primary developer or as a co-developer with another entity), by executing an Assignment Agreement or a contract or accepting a deed for an Accommodation subject to the Trust, delegates to the Voting Designee the authority to exercise any voting privileges such Member may have in the POA.

7. The modifications to the Trust Agreement contained in this Amendment shall become effective on the date first written above, unless otherwise noted.

8. The Trust Agreement shall remain in full force and effect except as hereby amended, and the Trust Agreement, as amended, is hereby approved, ratified and confirmed.

The agreements herein contained shall be binding upon and shall inure to the benefit of the respective parties thereto and their respective successors and assigns. This Amendment may not be modified except by a written agreement executed and acknowledged by both parties.

IN WITNESS WHEREOF, this Amendment has been duly executed by the parties hereto on the day and year first above written.

FAIRSHARE VACATION OWNERS ASSOCIATION, an Arkansas nonprofit corporation

By:	/S/ John Monaweck, Vice President
Attest:	/S/ Michael A. Hug, Secretary	(Seal)

FAIRFIELD RESORTS, INC., a Delaware corporation

By:	/S/ Michael A. Hug, Senior Vice President and Controller
Attest:	/S/ Anna L. Walton, Assistant Secretary	(Seal)